Registration No. 333-102144

No. 333-72870

No. 333-68622

No. 333-67582

No. 333-60591

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT ON FORM S-3 NO. 333-102144
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3 NO. 333-72870
POST-EFFECTIVE AMENDMENT NO. 5 TO REGISTRATION STATEMENT ON FORM S-3 NO. 333-68622
POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT ON FORM S-3 NO. 333-67582
POST-EFFECTIVE AMENDMENT NO. 5 TO REGISTRATION STATEMENT ON FORM S-3 NO. 333-60591

UNDER
THE SECURITIES ACT OF 1933

Stericycle, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	800 Capitol Street, Suite 3000 Houston, Texas 77002 (713) 512-6200	36-3640402
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

Charles C. Boettcher Chief Legal Officer Waste Management, Inc. 800 Capitol Street, Suite 3000 Houston, Texas 77002 (713) 512-6200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statements.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (the “Post-Effective Amendments”), filed by Stericycle, Inc., a Delaware corporation (the “Registrant”), with the Securities and Exchange Commission (the “SEC”), relate to the following Registration Statements on Form S-3 (collectively, as each amended as of immediately prior to the filing of these Post-Effective Amendments, the “S-3 Registration Statements”) of the Registrant:

•	Registration Statement on Form S-3 (No. 333-102144), filed with the SEC on December 23, 2002, as amended;

•	Registration Statement on Form S-3 (No. 333-72870), filed with the SEC on November 6, 2001, as amended;

•	Registration Statement on Form S-3 (No. 333-68622), filed with the SEC on August 29, 2001, as amended;

•	Registration Statement on Form S-3 (No. 333-67582), filed with the SEC on August 15, 2001, as amended; and

•	Registration Statement on Form S-3 (No. 333-60591), filed with the SEC on August 4, 1998, as amended.

On November 4, 2024, pursuant to an Agreement and Plan of Merger, dated as of June 3, 2024, by and among Waste Management, Inc. (“Waste Management”), the Registrant and Stag Merger Sub Inc. (“Merger Sub”), Waste Management acquired the Registrant through the merger of Merger Sub with and into the Registrant (the “Merger”), with the Registrant surviving the Merger as an indirect wholly owned subsidiary of Waste Management.

In connection with the Merger, the Registrant has terminated any and all offerings of the Registrant’s securities pursuant to existing registration statements, including the S-3 Registration Statements. In accordance with the undertakings made by the Registrant in each of the S-3 Registration Statements to remove from registration, by means of a post-effective amendment, any of the Registrant’s securities that remain unsold at the termination of each such offering, the Registrant hereby removes from registration, by means of these Post-Effective Amendments, any and all securities registered under the S-3 Registration Statements that remain unsold as of the effectiveness of the Merger on November 4, 2024 and terminates the effectiveness of each of the S-3 Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 4, 2024.

STERICYCLE, INC.

By:	/s/ Courtney A. Tippy
Name:	Courtney A. Tippy
Title:	Vice President and Secretary

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.